Exhibit 10

GENERAL RELEASE & SETTLEMENT AGREEMENT

THIS GENERAL RELEASE AND SETTLEMENT AGREEMENT (the "Agreement") is made and entered into by and between Richard B. Marchese ("Mr. Marchese"), and Georgia Gulf Corporation ("Georgia Gulf"), its present and former officers, directors, employees, attorneys, representatives, agents, assigns and affiliate companies (the "Company").

W I T N E S S E T H:

WHEREAS , Mr. Marchese has been employed by the Company in the position of Vice President, Chief Financial Officer, at the headquarters office of the Company in Atlanta, GA, and

WHEREAS , the Company and Mr. Marchese have agreed that Mr. Marchese will resign from the position of Vice President, Chief Financial Officer effective as of December 11, 2003 (the "Resignation Date"); and

WHEREAS , under the terms and conditions hereinafter set forth, the Company desires to provide Mr. Marchese with certain benefits in addition to those to which he would be entitled under the Company's existing policies; and

WHEREAS , the Company and Mr. Marchese desire to memorialize the benefits, obligations and understandings of the Company and Mr. Marchese.

NOW, THEREFORE , in consideration of the premises and mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mr. Marchese and the Company hereby agree as follows:

1.    The Company’s Obligations.

A.  The Split Dollar Life Insurance Agreement dated December 21, 1998, entered into by the Company and Mr. Marchese, will remain in full force and effect.

B.  The Executive Retirement Plan dated November 3, 1989, as amended, entered into by the Company and Mr. Marchese, will remain in full force and effect.

C.  Mr. Marchese will be paid, as and when they become due, all of Mr. Marchese's other regular benefits (e.g. the Company’s Savings and Capital Growth Plan and Salaried Employees’ Pension Plan), which are vested as to Mr. Marchese as of December 31, 2003 in accordance with the terms of the underlying Plan(s).

D.  Mr. Marchese will receive any profit sharing payment for 2003 in accordance with the terms and conditions of the plan.

E.  Certain Nonqualified Stock Option Agreements entered into between the Company and Mr. Marchese will be amended as set out in Exhibit A of this Agreement.

F.  Certain Restricted Shares Agreements entered into between the Company and Mr. Marchese will be amended as set out in Exhibit B of this Agreement.

G.  The Company will pay Mr. Marchese the sum of One Hundred Seventy Five Thousand Dollars ($175,000) less applicable federal and state withholding requirements, payable in one lump sum not later than December 31, 2003.

H.  The Company will transfer to Mr. Marchese the title to his current Company car, a 1999 Jeep Grand Cherokee.

I.  Mr. Marchese will be eligible for continuation of group medical, dental and vision benefits at his own expense upon the same terms and conditions as such benefits are offered to other terminated employees of the Company generally and subject to any subsequent modifications, amendments or termination of such coverage applicable to terminated employees generally.

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2.    Mr. Marchese’s Obligations.

A.  Noncompetition

Mr. Marchese acknowledges that the Company, among other things, is in the business of developing, manufacturing and selling chlorovinyl and aromatic chemicals, including vinyl suspension resins, vinyl compounds, vinyl chloride monomer, chlorine, caustic soda, cumene, phenol and acetone (the "Company’s Business"). Mr. Marchese further acknowledges that his refraining from accepting employment competitive with the Company for a period of time following departure from the Company is a material consideration for the Company to enter into this Agreement. Therefore, Mr. Marchese agrees, within a period of five (5) years of his resignation as an officer of the Company, that he will not be employed or otherwise provide services, including as a consultant or independent contractor in the United States by or to another employer:
i.    which competes with the Company’s Business, or other business then competitive with the Company, and,
ii.    which, combined with other employers under common control, has annual sales of $5,000,000 or more in the fiscal year immediately preceding that during which Mr. Marchese becomes employed by the other employer, based on information available to the Company, and
iii.    which requires Mr. Marchese to utilize his skill and knowledge to enable, facilitate, or assist another entity to compete with the Company.

B.  Protection of Confidential Information

In his position as Vice President, Chief Financial Officer of the Company, Mr. Marchese was privy to certain technical, business, financial and other information or data which Company considers confidential and/or proprietary and which relates to the Company's Business. Mr. Marchese agrees that for five (5) years from the date herein set, he will maintain the confidential nature of this information. Mr. Marchese acknowledges that some of this information constitutes Trade Secrets of the Company and may not be disclosed without the Company's written consent for so long as it remains a Trade Secret. Should Mr. Marchese have any question or concern with regard to the disclosure or character of the information, he agrees to inquire with the Company's Vice President, General Counsel.

3.   Release by Mr. Marchese.

As a material consideration for the Company to enter into this Agreement, Mr. Marchese hereby irrevocably and unconditionally releases, acquits and forever discharges the Company from any and all charges, complaints, - claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulations, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended (relating to race, color, religion, sex and national origin discrimination); (2) 42 U.S.C. §§ 1981 and 1981a (relating to discrimination); (3) The Age Discrimination in Employment Act of 1967, 42 U.S.C. §§ 621-634 as amended (relating to age discrimination); (4) § 503 of the Rehabilitation Act of 1973 and (5) The Americans with Disabilities Act, 42 U.S.C. § 12,101 et. Seq. (relating to disability discrimination) which Mr. Marchese now or heretofore has, owns, holds, or claims to have, own or hold, or which arise out of acts or omissions that occurred prior to the execution hereof.

4.    Release by the Company.

As a material consideration for Mr. Marchese to enter into this Agreement, the Company hereby irrevocably and unconditionally releases, acquits and forever discharges Mr. Marchese from any and all complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any federal, state or other governmental statute, regulations, or ordinance, ("Potential Claim" or "Potential Claims"), which the Company now has, owns or holds, or claims to have, own or hold, or which the Company at any time heretofore had, owned or held, or claims to have, own or hold, or which the Company at any time hereinafter may have, own or hold, or claim to have, own or hold against Mr. Marchese arising out of his employment with the Company or any predecessor of the Company.

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5.    Review of Agreement.

This Agreement was presented to Mr. Marchese for his review and consideration on December 15, 2003 ("Review Date"). Mr. Marchese has twenty-one (21) calendar days following the Review Date to review, consider and sign this Agreement. If Mr. Marchese does not return this Agreement fully executed within twenty-one (2 1) days of the Review Date, any offer implied by the presentation of this Agreement for his review and consideration is withdrawn in its entirety at that time. For a period of seven (7) calendar days following his execution of this Agreement, Mr. Marchese may revoke this Agreement ("Revocation"). Mr. Marchese may revoke this Agreement only by giving the Company formal, written notice of his revocation of this Agreement, to be received by the Company by the close of business on the seventh (7th) day following Mr. Marchese I s execution of this Agreement. This Agreement shall not become effective in any respect until the revocation period has expired without notice of Revocation. In the absence of Mr. Marchese's revocation of this Agreement, the eighth (8th) day after Mr. Marchese's execution of this Agreement shall be the "Effective Date" of this Agreement, at which time the rights of all parties under this Agreement become fully enforceable, final and binding in all respects.

6.    Confidentiality.

Mr. Marchese represents and agrees that he will keep the terms, amount and fact of this Agreement completely confidential, and that he will not hereafter disclose any information concerning, this Agreement to anyone other than his immediate family and professional representatives who will be informed of and bound by this confidentiality clause and to such others as may be required by law, regulation or legal process.

The Company represents and agrees that it will keep the terms, amount and fact of this Agreement completely confidential, and that it will not hereafter disclose any information concerning this Agreement to anyone other than its officers, top management and advisors who have a need to know such information and who will be informed of and bound by this confidentiality clause and to such others as may be required by law, regulation or legal process.

7.    Severability.

The provisions of this Agreement are severable and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

8.    Representations.

Mr. Marchese represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, basis or effect of this Agreement or otherwise.

9.    Governing Law.

This Agreement is made and entered into in the State of Georgia, and shall in all respects be interpreted, enforced and governed by and under the laws of the State of Georgia. Any dispute regarding any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement ("arbitrable dispute") will be submitted to arbitration in Atlanta, Georgia, before an experienced employment arbitrator licensed to practice law in Georgia and selected in accordance with the rules of the American Arbitration Association, as the exclusive remedy for such claim or dispute. Should any party to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any claim waived by this Agreement such other party shall be entitled to recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.

10.  MR. MARCHESE REPRESENTS AND AGREES THAT HE HAS BEEN ADVISED OF AND FULLY UNDERSTANDS HIS RIGHT TO DISCUSS ALL ASPECTS OF THIS AGREEMENT WITH HIS PRIVATE ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, THAT TO THE EXTENT, IF ANY, THAT HE DESIRED, HE HAS AVAILED HIMSELF OF THIS RIGHT, THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT, AND THAT HE IS VOLUNTARILY ENTERING INTO THIS AGREEMENT.

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This Agreement sets forth the entire agreement between the parties hereto. This Agreement may not be changed orally, but only by a writing signed by the parties hereto.

Executed at Atlanta, Georgia, this ______day of December 2003

/s/ RICHARD B. MARCHESE
Richard B. Marchese

Executed at Atlanta, Georgia, this 17 th day of December 2003

Georgia Gulf Corporation

/s/ JOEL I. BEERMAN
Joel I. Beerman
Vice President- General Counsel

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Exhibit A

FIRST AMENDMENT TO
NONQUALIFIED STOCK OPTION AGREEMENTS

This FIRST AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENTS (the "Amendment") is made as of December 17, 2003 by and between Georgia Gulf Corporation , a Delaware corporation (the "Company"), and Richard B. Marchese (the "Optionee").

By Nonqualified Stock Option Agreements dated February 6, 2001, March 6, 2002 and March 3, 2003 (the "Agreements") the Company awarded the Optionee certain options to purchase shares of the Company’s common stock under terms and conditions set out in those Agreements.

The Company and Optionee have agreed that Optionee will resign from the position of Vice President, Chief Financial Officer of the Company as of December 11, 2003 (the "Resignation Date").

The Company and Optionee desire to amend certain terms and conditions of the Agreements, and hereby agree:

Section 3 of each of the Agreements, regarding Optionee’s rights to exercise the options, is hereby amended to permit Optionee to exercise, as of December 17, 2003, all options granted under the Agreements not otherwise exercisable as of the Resignation Date, as follows:

Agreement Date	Number of Options Not Otherwise Exercisable

February 6, 2001	10,000
March 6, 2002	14,666
March 3, 2003	22,000

Except as set out in this Amendment, all terms and conditions of the Agreements remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and Optionee has also executed this Amendment in duplicate, as of the day and year first above written.

Georgia Gulf Corporation	Richard B. Marchese

/s/ JOEL I. BEERMAN	s/ RICHARD B. MARCHESE
Joel I. Beerman
Vice President- General Counsel

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Exhibit B

FIRST AMENDMENT TO
RESTRICTED SHARES AGREEMENTS

This FIRST AMENDMENT TO RESTRICTED SHARES AGREEMENTS (the "Amendment") is made as of December 17, 2003 by and between Georgia Gulf Corporation , a Delaware corporation (the "Company"), and Richard B. Marchese (the "Optionee").

By Restricted Shares Agreements dated March 6, 2002 and March 3, 2003 (the "Agreements") the Company awarded the Optionee certain Restricted Shares under terms and conditions set out in those Agreements.

The Company and Optionee have agreed that Optionee will resign from the position of Vice President, Chief Financial Officer of the Company as of December 11, 2003 (the "Resignation Date").

The Company and Optionee desire to amend certain terms and conditions of the Agreements, and hereby agree:

Section 3 of each of the Agreements regarding vesting of the Restricted Shares, is hereby amended such that, as of December 17, 2003, all Restricted Shares granted under the Agreements not otherwise vested as of the Resignation Date, shall become vested and nonforfeitable, as follows:

Agreement Date	Number of Restricted Shares Not Otherwise Vested

March 6, 2002	8,000
March 3, 2003	12,000

Except as set out in this Amendment, all terms and conditions of the Agreements remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and Optionee has also executed this Amendment in duplicate, as of the day and year first above written.

Georgia Gulf Corporation	Richard B. Marchese

/s/ JOEL I. BEERMAN	s/ RICHARD B. MARCHESE
Joel I. Beerman
Vice President- General Counsel

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FIRST AMENDMENT TO
NONQUALIFIED STOCK OPTION AGREEMENTS

This FIRST AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENTS (the "Amendment") is made as of December 17, 2003 by and between Georgia Gulf Corporation , a Delaware corporation (the "Company"), and Richard B. Marchese (the "Optionee").

By Nonqualified Stock Option Agreements dated February 6, 2001, March 6, 2002 and March 3, 2003 (the "Agreements") the Company awarded the Optionee certain options to purchase shares of the Company’s common stock under terms and conditions set out in those Agreements.

The Company and Optionee have agreed that Optionee will resign from the position of Vice President, Chief Financial Officer of the Company as of December 11, 2003 (the "Resignation Date").

The Company and Optionee desire to amend certain terms and conditions of the Agreements, and hereby agree:

Section 3 of each of the Agreements, regarding Optionee’s rights to exercise the options, is hereby amended to permit Optionee to exercise, as of December 17, 2003, all options granted under the Agreements not otherwise exercisable as of the Resignation Date, as follows:

Agreement Date	Number of Options Not Otherwise Exercisable

February 6, 2001	10,000
March 6, 2002	14,666
March 3, 2003	22,000

Except as set out in this Amendment, all terms and conditions of the Agreements remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and Optionee has also executed this Amendment in duplicate, as of the day and year first above written.

Georgia Gulf Corporation	Richard B. Marchese

/s/ JOEL I. BEERMAN	s/ RICHARD B. MARCHESE
Joel I. Beerman
Vice President- General Counsel

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FIRST AMENDMENT TO
RESTRICTED SHARES AGREEMENTS

This FIRST AMENDMENT TO RESTRICTED SHARES AGREEMENTS (the "Amendment") is made as of December 17, 2003 by and between Georgia Gulf Corporation , a Delaware corporation (the "Company"), and Richard B. Marchese (the "Optionee").

By Restricted Shares Agreements dated March 6, 2002 and March 3, 2003 (the "Agreements") the Company awarded the Optionee certain Restricted Shares under terms and conditions set out in those Agreements.

The Company and Optionee have agreed that Optionee will resign from the position of Vice President, Chief Financial Officer of the Company as of December 11, 2003 (the "Resignation Date").

The Company and Optionee desire to amend certain terms and conditions of the Agreements, and hereby agree:

Section 3 of each of the Agreements regarding vesting of the Restricted Shares, is hereby amended such that, as of December 17, 2003, all Restricted Shares granted under the Agreements not otherwise vested as of the Resignation Date, shall become vested and non-forfeitable, as follows:

Agreement Date	Number of Restricted Shares Not Otherwise Vested

March 6, 2002	8,000
March 3, 2003	12,000

Except as set out in this Amendment, all terms and conditions of the Agreements remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and Optionee has also executed this Amendment in duplicate, as of the day and year first above written.

Georgia Gulf Corporation	Richard B. Marchese

/s/ JOEL I. BEERMAN	s/ RICHARD B. MARCHESE
Joel I. Beerman
Vice President- General Counsel

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